CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-282163) of Lithium Argentina AG of our report dated June 26, 2025 relating to the financial statements of Minera Exar S.A. which appears in this Form 20-F/A.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Raúl Leonardo Viglione
Buenos Aires, Argentina
June 27, 2025

Price Waterhouse & Co. S.R.L., Bouchard 557, 8th floor, C1106ABG - Autonomous City of
Buenos Aires, Argentina
T: +(54.11) 4850.0000, www.pwc.com/ar